FIRST AMENDMENT TO FACILITY AGREEMENT
AND REGISTRATION RIGHTS AGREEMENT

FIRST AMENDMENT TO FACILITY AGREEMENT AND REGISTRATION RIGHTS AGREEMENT (this “Amendment”), dated as of June 25, 2014, by and among CYTOMEDIX, INC., a Delaware corporation (the “Borrower”), DEERFIELD PRIVATE DESIGN FUND II, L.P. (“DPDF”), DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P. (“DFPDI”), DEERFIELD SPECIAL SITUATIONS FUND, L.P. (“DFSS”) and DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P. (together with DPDF, DFPDI and DFSS, collectively referred to as the “Lenders” and together with the Borrower, the “Parties”).

RECITALS:

1. Borrower and the Lenders have entered into that certain Facility Agreement and Registration Rights Agreement, each dated as of March 31, 2014 (as the same may be amended, modified, restated or otherwise supplemented from time to time, the “Facility Agreement” and “Registration Rights Agreement”).

2. The Parties desire to amend the Facility Agreement to extend the time for the payment of and to provide that the Yield Enhancement Payment may be payable in shares of Common Stock of the Borrower, subject to the conditions and provisions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Parties agree as follows:

1. Defined Terms. Capitalized terms used herein which are defined in the Facility Agreement, unless otherwise defined herein, shall have the meanings ascribed to them in the Facility Agreement and the Registration Rights Agreement. The Recitals to this Amendment are incorporated herein in their entirety by this reference thereto.

2. Amendments to Facility Agreement.

a. The definition of “Yield Enhancement Payment” in Section 1.1 of the Facility Agreement is amended in its entirety to read as follows:

“Yield Enhancement Payment” means an amount equal to three percent (3%) of the outstanding principal amount of the Notes payable by the issuance to the Lenders of duly authorized shares of Common Stock of the Borrower valued at the Yield Enhancement Price.

b. Section 1.1 of the Facility Agreement is amended to add thereto the following additional defined terms:

“Freely Tradable Date” means the earlier of (i) the date on which the Registration Statement (as defined in the Registration Rights Agreement) covering all of the Yield Enhancement Shares is declared effective or (ii) the first date that all of the Yield Enhancement Shares are eligible for resale by the Lenders that are not affiliates (as defined in Rule 144(a)(1) under the Securities Act) of the Borrower without restriction and without the need for registration under any applicable federal or state securities laws.

“Freely Tradable Price” means the Volume Weighted Average Price (as defined in Section 2.9(e)) for the Borrower’s Common Stock for the five (5) consecutive Trading Day period beginning on the Trading Day immediately following the Freely Tradable Date.

“First Amendment to Facility Agreement” means the First Amendment to Facility Agreement and Registration Rights Agreement dated as of June 25, 2014 between Borrower and Lenders.

“Yield Enhancement Filing Date” means the date on which the Yield Enhancement Registration Statement is filed with the Securities and Exchange Commission.

“Yield Enhancement Payment Date” shall have the meaning provided in Section 2.3(e).

“Yield Enhancement Price” means the lesser of (i) the Volume Weighted Average Price (as defined in Section 2.9(e)) for the Borrower’s Common Stock for the five (5) consecutive Trading Day period prior to the Yield Enhancement Payment Date (as defined in Section 2.3(e) below) or (ii) the closing bid price for the Borrower’s Common Stock as of the last Trading Day prior to the Yield Enhancement Payment Date on the principal securities exchange, trading market or quotation system (including the OTC Markets) on which the Borrower’s Common Stock is listed, traded or quoted, provided, however, that, in the case of clause (ii), such price shall be no less than 93% of the last closing price for the Company’s Common Stock during regular trading hours on such date.

“Yield Enhancement Registration Statement” means a Registration Statement (as defined in the Registration Rights Agreement)covering the resale of the Yield Enhancement Shares.

“Yield Enhancement Shares” means the shares of the Borrower’s Common Stock issuable to the Lenders pursuant to Section 2.3(e).

c. Section 2.3(e) of the Facility Agreement is hereby amended in its entirety to read as follows:

“ On July 9, 2014 (the “Yield Enhancement Payment Date”), the Borrower shall make a Yield Enhancement Payment to the Lenders in accordance with the respective allocations set forth on Schedule 1 hereto. In the event that (i) the Freely Tradable Date does not occur within twenty (20) Trading Days following the Yield Enhancement Filing Date and (ii) the Freely Tradable Price is less than the Yield Enhancement Price (appropriately reflecting any stock splits, stock combinations, recapitalizations or other similar events), then the Borrower shall make a cash payment to the Lenders (in accordance with the respective allocations set forth on Schedule 1 hereto) within seven (7) Business Dates following the Freely Tradable date in an amount equal to product of the number of Yield Enhancement Shares multiplied by the difference between (x) the Yield Enhancement Price and (y) the Freely Tradable Price. The Borrower agrees that no later than two (2) Trading Days following the Freely Tradable Date (subject to prior delivery by the Lenders to the Borrower or its transfer agent of the certificates representing the Yield Enhancement Shares) it shall deliver or cause to be delivered to the Lenders certificates representing such shares that are free from all restrictive or other legends, or, at the option of the Lenders, provided the Borrower’s transfer agent is participating in the DTC Fast Automated Securities Transfer (“FAST”) program, the Borrower shall cause its transfer agent to electronically transmit such shares by crediting the account of the Lenders’ prime broker with DTC through its Deposit Withdrawal Agent Commission (DWAC) system during such two (2) Trading Day period.

d. Schedule 1 to the Facility Agreement is hereby deleted in its entirety and schedule 1 attached hereto is inserted in substitution therefor.

3. Amendments to the Registration Rights Agreement.

a. The definition of “Facility Agreement” in the Registration Rights Agreement is hereby deleted in its entirety and the following is inserted in substitution thereof:

“Facility Agreement” means the Facility Agreement between the parties hereto, dated as of March 31, 2014, as amended by the First Amendment to Facility Agreement and Registration Rights Agreement, dated as of June 25, 2014, as amended, modified, restated or supplemented from time to time.

b. The date of delivery of the Yield Enhancement Shares shall be deemed an “Issuance Date” under the Registration Rights Agreement.

c. The definition of “Filing Deadline” in the Registration Rights Agreement is hereby deleted in its entirety and the following is inserted in substitution thereof:

“Filing Deadline” for each Registration Statement required to be filed hereunder other than Section 2(a)(ii), shall mean a date that is fifteen (15) calendar days following the applicable Issuance Date, and, in the case of Section 2(a)(ii), shall mean the Additional Filing Deadline, provided, however, that the first Filing Date shall be not be required to be prior to July 10, 2014, provided that the Registration Statement required to be filed on or prior to such date include all Registrable Securities issued prior to such date and that the failure to file such Registration Statement by such date shall constitute and Event of Default under the Facility Agreement regardless of any cure period set forth therein.

4. Representations and Warranties. Borrower hereby represents and warrants to Lenders as follows:

a. As of the date hereof, the representations and warranties of Borrower contained in the Loan Documents are (i) in the case of representations and warranties qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects, in each case on and as of the date hereof, except to the extent that any such representation or warranty relates to a specific date, in which case such representation and warranty shall be true and correct in all respects or all material respects, as applicable, as of such earlier date;

b. The execution, delivery and performance by Borrower of this Amendment (i) are within Borrower’s corporate powers, (ii) have been duly authorized by all necessary action pursuant to its Organizational Documents, (iii) require no further action by or in respect of, or filing with, any Government Authority, and (iv) do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of Borrower’s Organizational Documents or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower, except to the extent such violation, conflict, breach or default would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

c. This Amendment constitutes the valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to the enforcement of creditor’s rights generally and by general equitable principles;

d. No Event of Default exists; and

e. The Yield Enhancement Shares have been duly authorized and when issued and delivered in accordance with the terms of the Facility Agreement, will have been validly issued and will be fully paid and nonassessable. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of any shares of Common Stock pursuant to the Borrower’s Organizational Documents or any agreements to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound.

5. No Further Amendments; Ratification of Liability. Except as amended hereby, the Facility Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms. Borrower as debtor, grantor, pledgor, guarantor or assignor, or in any similar capacity in which it has granted Liens or acted as an accommodation party or guarantor, as the case may be, hereby ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Facility Agreement and the other Loan Documents, all as amended by this Amendment, and the liens and security interests granted, created and perfected thereby. The Lenders’ agreement to the terms of this Amendment or any other amendment of the Facility Agreement or any other Loan Document shall not be deemed to establish or create a custom or course of dealing among Borrower, Lenders, assignees, or any of them. This Amendment, together with the other Loan Documents, contains the entire agreement among Borrower and Lenders contemplated by this Amendment.

6. Incorporation by Reference. The provisions of Article 5 of the Facility Agreement are incorporated herein by reference mutatis mutandis.

7. Expenses. .. The Borrower shall reimburse the Lenders for their reasonable and documented out-of-pocket expenses, including the reasonable and documented out-of-pocket legal fees and costs, incurred in connection with the documentation of, and the consummation of the transactions contemplated by, this Amendment.

[Remainder of Page Intentionally Left Blank, signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

BORROWER:

CYTOMEDIX, INC.

By:	/s/ Martin P. Rosendale
Name:	Martin P. Rosendale
Title:	Chief Executive Officer

LENDERS:

DEERFIELD PRIVATE DESIGN FUND II, L.P.

By:	Deerfield Mgmt., L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ James E. Flynn
Name:	James E. Flynn
Title:	General Partner

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.

By:	Deerfield Mgmt., L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ James E. Flynn
Name:	James E. Flynn
Title:	General Partner

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	Deerfield Mgmt., L.P., General Partner
By:	J.E. Flynn Capital, LLC, General Partner

By:	/s/James E. Flynn
James E. Flynn, President

DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P..

By:	Deerfield Mgmt, L.P., General Partner
By:	J.E. Flynn Capital, LLC, General Partner

By:	/s/James E. Flynn
James E. Flynn, President